UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                             CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    July 5, 2006
                                                ______________________________


                            TD Banknorth Inc.
______________________________________________________________________________
        (Exact name of registrant as specified in its charter)




         Delaware                        000-51179               01-0437984
______________________________________________________________________________
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)



P.O. Box 9540, Two Portland Square, Portland, Maine              04112-9540
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code   (207) 761-8500
                                                  ____________________________


                              Not Applicable
______________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.
          -------------------------------------------

     On July 5, 2006, the Human Resources and Compensation Committee (the "Committee") of the Board of Directors of TD Banknorth Inc. ("TD Banknorth") approved the payment of the following cash bonuses to TD Banknorth's named executive officers:

     *   William J. Ryan, Chairman, President and Chief Executive
         Officer -  $993,145,
     *   Peter J. Verrill, Vice Chair and Chief Operating Officer - $420,825,
     * Wendy Suehrstedt, Senior Executive Vice President and President and CEO of the Mid-Atlantic Division - $265,170, and
     *   Andrew W. Greene, Senior Executive Vice President - $148,720.

     In addition, bonuses aggregating approximately $954,000 were paid to certain other executive officers of TD Banknorth. The foregoing bonuses are intended to recognize the efforts of such officers in the successful completion of the acquisition of Hudson United Bancorp and for their significant contributions to the Company in 2005. The acquisition of Hudson United increased the total assets of TD Banknorth by approximately $8.8 billion or 25% and positioned TD Banknorth for future growth in the Mid-Atlantic region.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TD BANKNORTH INC.


                         By:  /s/ Peter J. Verrill
                              -------------------------------------
                              Name:  Peter J. Verrill
                              Title: Vice Chair and Chief Operating Officer

Date:  July 11, 2006










































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